UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2012

U.S. HOME SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-18291	75-2922239
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2951 Kinwest Parkway Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 488-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERANCE AND MANAGEMENT

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2012 Annual Meeting of U.S. Home Systems, Inc.’s (the “Company”) stockholders was held on June 15, 2012. At the annual meeting, our stockholders considered and voted on the following: (1) the election of five directors to serve until the next annual meeting or until their successors are duly elected and qualified; (2) the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and (3) the transaction of such business as may properly come before the meeting or any postponements or adjournments thereof. On April 20, 2012, the record date for the annual meeting, the Company had 7,459,888 outstanding shares of common stock of which 6,700,395 shares, or approximately 90% of the issued and outstanding shares of common stock, were represented by proxy or in person at the meeting, which was sufficient for a quorum.

PROPOSAL 1 – ELECTION OF DIRECTORS

All nominees are current directors of the Company and were re-elected at the Annual Meeting of Stockholders to serve until the next annual meeting or until their successors are duly elected and qualified. The results of the voting are set forth below:

DIRECTOR NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Murray H. Gross	4,636,917	58,614	2,004,864
Donald A. Buchholz	4,638,002	57,529	2,004,864
Richard W. Griner	4,644,320	51,211	2,004,864
Larry A. Jobe	4,644,220	51,311	2,004,864
Kenneth W. Murphy	4,644,223	51,308	2,004,864

PROPOSAL 2 – RATIFICATION OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012.

The Company’s stockholders ratified the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. The results of the voting are as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,674,011	10,503	15,881	-0-

PROPOSAL 3 – TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

The Company’s stockholders approved the transaction of such other business as may properly come before the meeting or any postponements or adjournments thereof. The results of the voting are as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3,588,417	3,097,165	14,813	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on the 19th day of June, 2012 on its behalf by the undersigned, thereto duly authorized.

U.S. HOME SYSTEMS, INC.

By:	/s/ Murray H. Gross
Murray H. Gross President and Chief Executive Officer